SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No. __)


Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box: [ ] Preliminary Proxy Statement
                           [ ] Confidential, for Use of the
                                Commission only (as permitted
                                by Rule 14a-6(e)(2))
                           [x] Definitive Proxy Statement
                           [ ] Definitive Additional Materials
                           [ ] Soliciting Material Pursuant to
                               /240.14a-11(c) or /240.14a-12

                    BT FINANCIAL CORPORATION
        (Name of Registrant as Specified in its Charter)


                    BT FINANCIAL CORPORATION
      (Name of Person(s) Filing Proxy Statement, if other
                      than the Registrant)

Payment of Filing Fee (check the appropriate box):

     [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1)
           or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

     [ ]  Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11

          1) Title of each class of securities to which transaction applies:

               ___________________________________________

          2)   Aggregate number of securities to which
                transaction applies:

               ___________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
                Rule 0-11:

               ___________________________________________

          4)   Proposed maximum aggregate value of transaction:

               ___________________________________________

          5)   Total fee paid:

               ___________________________________________


     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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
                     BT FINANCIAL CORPORATION
                        551 Main Street
                 Johnstown, Pennsylvania 15901


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 14, 1996


     Notice is hereby given that the Annual Meeting of Shareholders of BT Financial Corporation will be held at the offices of the Corporation, 532-534 Main Street, Johnstown,
Pennsylvania, on Tuesday, May 14, 1996, at 3:00 p.m., E.D.S.T., for the following purposes:

     1) To elect three directors of the class whose terms will expire with the 2000 Annual Meeting; and

     2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has established the close of business on March 29, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting or any adjournments thereof.

     ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE
MEETING, ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY
CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                              By Order of the Board of Directors

                              /s/ Laura L. Roth

                              Laura L. Roth
                              Secretary

April 3, 1996






















                        PROXY STATEMENT
                              for
                Annual Meeting of Shareholders
                               of
                    BT FINANCIAL CORPORATION

                      GENERAL INFORMATION

     This Proxy Statement is being mailed on or about April 3, 1996 in connection with the solicitation of the enclosed form of Proxy by the Board of Directors of BT Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 14, 1996, and at any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 29, 1996 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 3,826,581 shares of the Corporation's Common Stock, each of which is entitled to one vote. The shareholders of the Corporation do not vote cumulatively in the election of directors.

     The enclosed form of Proxy indicates the number of full shares registered in the shareholder's name. It does not include any shares held for participants in the Dividend Reinvestment Plan. Full shares held for such participants will be voted by the Administrator of the Dividend Reinvestment Plan in accordance with the participant's completed proxy.

     Shares may be voted by shareholders in person or by Proxy.
Any person giving a Proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Corporation. The presence at the Annual Meeting of a shareholder who has signed a Proxy does not itself revoke that Proxy.

     The Corporation is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company. Its principal subsidiaries are Johnstown Bank and Trust Company ("Bank and Trust"), Laurel Bank ("Laurel") and Fayette Bank ("Fayette"), which are Pennsylvania-chartered bank and trust companies (the "Banks"), and BT Management Trust Company, a Pennsylvania-chartered trust company (the "Trust Company"). Such subsidiaries are referred to herein as "Affiliates".

     All expenses of this solicitation, including the cost of mailing, will be borne by the Corporation. The Corporation will not pay any compensation for the solicitation of Proxies, but upon request will reimburse banks, brokers, and other nominees, fiduciaries and custodians for their reasonable expenses incurred in sending these Proxy materials to beneficial owners and obtaining their instructions. In addition, Proxies may be solicited by directors, officers and management personnel of the Corporation and its subsidiaries, but no additional compensation will be paid by the Corporation to such individuals for such solicitations. Solicitations may be made by mail, telephone, telegraph or in person.



                     ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall be divided into four classes. The directors of each class serve for a term of four years, and at each Annual Meeting the shareholders elect the successors to the directors of the class whose terms expire at the time of such Annual Meeting. In addition, the shareholders at the Annual Meeting elect directors to fill any vacancies in the Board of Directors, including vacancies which have been filled on an interim basis by the directors.

     At the forthcoming Annual Meeting, the shareholders will elect three directors for the class whose terms expire in 1996, to serve until the 2000 Annual Meeting and until their respective successors are duly elected and qualified.

     It is intended that shares represented by the enclosed form of Proxy will be voted for the election of the nominees identified below, unless authority to so vote is withheld. All nominees have agreed and are expected to serve if elected; but if any of them becomes unable to serve for any reason, the persons appointed in the enclosed Proxy may vote for any sub-stitute or substitutes nominated by the Board of Directors

     The Corporation is organized under the laws of the Commonwealth of Pennsylvania. Pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended, the affirmative vote of a plurality of the votes cast at an annual meeting of a corporation is required to elect the directors of that corporation. Accordingly, abstentions and broker non-votes have no effect on the outcome of the election of directors.

     The following table sets forth certain information about the nominees for election as directors and about the continuing directors of the Corporation. The information includes the number of shares of the Corporation's Common Stock which each of them owned beneficially as of February 16, 1996, and the percentage which those shares represented of the Corporation's total outstanding shares in any instance where the percentage exceeded one percent. Each nominee or director has been engaged in the principal occupation listed for five years or more, except as otherwise indicated in the table. There are no family relationships among the directors, nominees and executive officers of the Corporation.


                       Director                                       Shares
Name and Age            Since     Principal Occupation               owned (e)
- ------------          ---------   --------------------              ----------

I.  NOMINEES FOR TERMS TO EXPIRE IN 2000:

Martin L. Bearer        1979(b)   Owner, North Cambria Fuel             28,902
70                                Co., mining, since 1971.

L. Robert Kimball       1979(b)   Chairman and Chief Executive          14,342
73                                Officer of L. Robert Kimball
                                  & Associates, Inc., and Affili-
                                  ates, consulting Engineers,
                                  since 1995; President of L. Robert
                                  Kimball & Associates,Inc., and
                                  Affiliates, from 1953 to 1995.

Ethel J. Otrosina       1983(a)   Retired.  Executive Vice               6,731
70                                President and Secretary of the
                                  Corporation from 1983 to 1993
                                  and of Bank and Trust from 1980
                                  to 1993; Secretary and Assistant
                                  Treasurer of the Trust Company
                                  from 1990 to 1993.

II.  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999:

Bruno DeGol             1977(b)   Retired.  Chairman of The DeGol       20,817
73                                Organization, distributors of
                                  building materials, from 1959
                                  to 1987.

Louis G. Galliker       1978(a)   President of Galliker Dairy            3,536
61                                Company, dairy products since
                                  1968.

Gerald W. Swatsworth    1970(a)   Retired. Chairman and Chief           29,810
69                                Executive Officer of the Corpora-
                                  tion from 1992 to 1993; Chairman,
                                  President and Chief Executive Officer
                                  of the Corporation from 1984 to 1992;
                                  Chairman of Bank and Trust from 1984
                                  to 1993; Chief Executive Officer of
                                  Bank and Trust from 1979 to 1993;
                                  President of Bank and Trust from
                                  1970 to 1985.

Rowland H. Tibbott, Jr. 1970(b)   President and Chief                   12,829
55                                Executive Officer of Tibbott,
                                  Inc., a pharmacy since 1966;
                                  Partner in Laurel Wild and Free
                                  Nature Shops since 1994; and
                                  Partner in Laurel Hallmark Shops
                                  holding company since 1983.

III.  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998:

John H. Anderson        1993      Chairman and Chief Executive           2,042
45                                Officer of the Corporation, since
                                  1993; President and Chief
                                  Executive Officer of the
                                  Corporation from 1993 to 1995;
                                  President and Chief Operating
                                  Officer of the Corporation from
                                  1992 to 1993; Vice Chairman of the
                                  Corporation from 1991 to 1992;
                                  Chairman of Bank and Trust since
                                  1993; President of Bank and Trust
                                  from 1990 to 1991.

Edward L. Mears         1983(b)   Retired.  Vice President of           27,434
68                                Mears Enterprises, Inc., mining,
                                  from 1980 to 1990; Partner in C&E
                                  Farms since 1980;, Partner in Alle-
                                  gheny Farm Service, Inc. since 1994.

Roger S. Nave           1981(a)   Owner-operator of Suburban Real       25,549
66                                Estate Company, real estate since
                                  1963; President of DoNan, Inc., a
                                  Real estate holding company since
                                  1979.

IV.  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997:

William B. Kania        1989(c)   Partner in Kania & Sharpe, CPAs       29,700
64                                since 1991.  Former Proprietor of
                                  William B. Kania, CPA from 1988 to
                                  1991; Professor of Business and
                                  Economics at California University
                                  Of Pennsylvania from 1961 to 1987.

Robert G. Salathe, Jr.  1991(c)   Chairman and Chief Executive           4,790
66                                Officer of Bedford Valley Petroleum
                                  Corporation and Cumberland Petroleum
                                  Corporation since 1987; Chairman and
                                  President of LBS Corporation since 1988;
                                  Chairman of RG's Food Shops, Inc. since
                                  1990.

William R. Snoddy       1990(c)   President of Coolspring Stone          8,270
58                                Company since 1988; President of
                                  Golden Eagle Construction, B&L
                                  Trucking, Inc., and WRS Rentals, a
                                  real estate rental company, since 1992;
                                  Secretary-Treasurer of Golden Eagle
                                  Construction from 1970 to 1992.

W. A. Thomas            1980(a)   Retired.  President and                6,259
65                                director of Rockwood Holding
                                  Company, Underwriters of work-
                                  men's compensation insurance
                                  from 1981 to 1988.  Chairman of
                                  Rockwood Insurance Company from
                                  1983 to 1988.

(a) Includes service as a director of Bank and Trust before Bank and Trust became a subsidiary of the Corporation on July 1, 1983.

(b) Includes service as a director of Laurel before Laurel became a subsidiary of the Corporation on January 1, 1985.

(c)  Includes service as a director of Bank and Trust.

(d)  Includes service as a director of Fayette.

(e) Includes shares owned by immediate family (wife, minor children and relatives sharing the same home) of the respective persons. No percentages are shown as the amount held by each person named in the table is less than one percent of the outstanding Common Stock.



MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met fourteen times in 1995. During the year, each incumbent director names above attended 75% or more of the aggregate number of: (i) the total number of meetings of the Board of Directors of the Corporation and (ii) the total number of meetings of the committees of the Board of Directors of the Corporation on which he or she served, except Mr. Salathe due to previous commitments.

     The Executive Committee of the Corporation's Board of Directors met twelve times in 1995. The Executive Committee consists of John H. Anderson, Martin L. Bearer, William B. Kania,
L. Robert Kimball, Edward L. Mears, Ethel J. Otrosina, Robert G. Salathe, Jr., Gerald W. Swatsworth, Committee Chairman, and W. A. Thomas. The Executive Committee, when the Board of Directors is not in session, possesses and exercises the power of the Board except when action by the full Board is specifically required by statute or the Corporation's By-Laws, and also except such duties as are specifically withheld by the Board of Directors or assigned to other committees. The Executive Committee also acts as the Compensation Committee of the Board of Directors.

     The Audit Committee of the Corporation's Board of Directors met five times in 1995. The members of the Audit Committee are Bruno DeGol, Louis G. Galliker, Committee Chairman, Roger S. Nave, William R. Snoddy and Rowland H. Tibbott, Jr. The primary responsibility of the Audit Committee is to supervise the internal audit of the Corporation and its subsidiaries and to determine that they maintain adequate internal controls and procedures. The Audit Committee also reviews with the independent public accountants the scope and results of their annual examination.

     The Corporation's Board of Directors does not at the present time maintain a separate nominating committee or a separate compensation committee.

DIRECTORS' COMPENSATION

     Directors receive an annual retainer fee of $1,500, $525 for attending each meeting of the Board of Directors of the Corporation and $400 for attending each meeting of a committee of the Board. As a director of any Affiliate, each director of the Corporation also receives $350 for attending each meeting of such Affiliate's board of directors and $250 for attending each meeting of a committee of such Affiliate's board of directors. Employees of the Corporation or any of the Affiliates receive no compensation for their services as directors.

                     EXECUTIVE COMPENSATION

     The following summary compensation table shows the compensation paid by the Corporation and its Affiliates during the three fiscal years ended December 31, 1993, 1994 and 1995 to the Chief Executive Officer and the four most highly compensated executive officers of the Corporation and its Affiliates whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1995:


                   SUMMARY COMPENSATION TABLE
                   --------------------------

                 ANNUAL COMPENSATION
- --------------------------------------------------------------
  (a)               (b)       (c)        (d)         (e)
                                                     Other
Name and           Year                              Annual
Principal          Ended    Salary 1-2   Bonus     Compensation
Position       December 31    ($)         ($)        ($)
- -----------    ----------- ----------   -------   -------------

5-J.H. Anderson     1995    $229,544       --        --
Chairman and Chief  1994     179,377       --        --
Executive Officer   1993     154,430       --        --
(from 10/2/95 to
 present)

6-S.C. Ackmann      1995    $155,820       --        --
President and Chief 1994     134,509       --        --
Operating Officer   1993     126,134       --        --
(from 10/2/95 to
 present)

C.J. Motter, Jr.    1995    $138,111       --        --
Vice Chairman       1994     132,490       --        --
                    1993     126,134       --        --

Kim Craig           1995    $125,395       --        --
President and Chief 1994     106,075       --        --
Operating Officer   1993      94,259       --        --
Trust Company

7-E.F. Rummel       1995    $118,583       --        --
President and Chief 1994     101,765       --        --
Operating Officer   1993      87,343       --        --
Bank and Trust
(from 10/2/95 to
 present)
                        LONG TERM COMPENSATION
                   ------------------------------

                          AWARDS          PAYOUTS
                   --------------------   -------
  (a)               (f)       (g)            (h)       (i)       (j)
                            Securities                 All
                 Restricted Underlying                Other 3
                  Stock     Options/        LTIP     Compensa-
                  Awards     SARs          Payouts     tion    Shares 4
Name                ($)       (#)            ($)        ($)     Owned
- ---------        ---------  ----------     -------   --------  -------
J.H. Anderson        --        --             --      $69,933   2,042
                     --        --             --       35,002     750
                     --        --             --       19,499     597


S.C. Ackmann         --        --             --      $51,281   1,053
                     --        --             --       31,877     510
                     --        --             --       10,431     274

C.J. Motter, Jr.     --        --             --      $28,758   5,787
                     --        --             --       27,193   5,563
                     --        --             --       17,733   5,176

Kim Craig            --        --             --      $ 1,104     260
                     --        --             --          174     241
                     --        --             --          653     240

E.F. Rummel          --        --             --      $ 2,525     806
                     --        --             --        2,735     126
                     --        --             --        4,056     122


1-Cash earned and received by executive officers.


2-The executive officers named in the table are furnished automobiles (or automobile allowances), from which some personal benefit may be derived. The aggregate cost of the automobiles (or automobile allowances) does not exceed the lesser of $50,000 or 10% of the aggregate cash compensation paid to each executive officer. Such costs are considered by the Corporation to be ordinary, necessary and reasonable expenses in connection with its business.

3-Cost to fund Supplemental Benefit Plans. The Corporation presently funds the Supplemental Benefit Plans through the purchase of life insurance and annuities.

4-Includes shares owned by immediate family (wife, minor children and relatives sharing the same home) of the respective persons. No percentages are shown as the amount held by each person named in the table is less than one percent of the outstanding Common Stock.

5-Mr. Anderson held the positions of Chairman, President and Chief Executive Officer from 1993 to 1995.

6-Mr. Ackmann held the position of Vice Chairman from 1992 to 1995.

7-Mr. Rummel held the position of President and Chief Operating
Officer of Laurel Bank from 1991 to 1995.

SUPPLEMENTAL BENEFIT PLAN

     Each of the Corporation, Bank and Trust, Laurel, Fayette and Trust Company maintains separate but substantially idential supplemental benefit plans covering designated senior officers of the Corporation and the Affiliates (the "Supplemental Plans"). The Supplemental Plans became effective in 1994 and supersede all prior supplemental benefit plans.

     Under each Supplemental Plan, a supplemental retirement benefit is payable to each Executive (as defined in the Supplemental Plans) upon normal retirement after age 65 or in a reduced amount if the Executive elects early retirement after age
55. The amount of the individual supplemental retirement benefit payable to each Executive is calculated based upon the Executive's annual base salary for a specified period preceding the Executive's retirement, subject to certain adjustments for payments under the Corporation's Employees Retirement Plan, social security benefits and early retirement. If each Executive remains with the Corporation until age 65 and based upon December 31, 1995 calculations, Messrs. Anderson, Ackmann and Motter are entitled to receive annual supplemental retirement benefits under the Supplemental Plans as follows: Mr. Anderson, $105,300, Mr. Ackmann $61,000, and Mr. Motter, $16,500. If an Executive is eligible for and elects early retirement after attaining age 55, the Executive's annual supplemental retirement benefit is subject to reduction by 5 percent for each year or part thereof between age 65 and the Executive's age at early retirement.

     Retirement benefits under the Supplemental Plans are payable monthly for the longer of the lifetime of the Executive or ten years, unless one of three alternative actuarially adjusted joint and survivor annuity options are elected. The maximum annual supplemental benefit payable on a monthly basis, however, may not exceed 70 percent of the Executive's annual base salary at retirement, less (a) payments made under the Corporation's Employees Retirement Plan and (b) 50 percent of the Executive's primary insurance benefit under Social Security. In lieu of monthly retirement benefits, Executives who retire at or after attaining age 65 may elect to receive a lump-sum benefit equal to the actuarial equivalent value of the scheduled annual supplemental retirement benefit otherwise payable. The obligations of the Corporation and its Affiliates to pay these benefits have been funded in large part by previously purchased annuities and life insurance. The Corporation and its Affiliates are not required to fund obligations under the Supplemental Plans; however, the Corporation and its Affiliates have the discretion to set aside assets or otherwise fund the Supplemental Plans.

     The Supplemental Plans also contain salary continuation arrangements for designated Executives and Participating Employees (as defined in the Supplemental Plans), including Messrs. Anderson, Ackmann, Motter, Craig and Rummel, in order to provide a continuation of income to the Executive's or Participating Employee's family in the event of his or her death while actively employed by the Corporation or its Affiliates.
The death benefit is payable as follows: (a) if a Participating Employees dies before age 55, his or her designated beneficiary will receive an amount equal to 60 percent of his or her annual base salary for one year, and thereafter 30 percent of such salary until the month in which the Participating Employee would have attained the age of 65; and (b) if an Executive dies after age 55, the beneficiary will receive an amount equal to 60 percent of the Executive's annual base salary for one year, and thereafter 30 percent of such salary for nine additional years. The Corporation and its Affiliates may terminate their obligation to an Executive or Participating Employee under the salary continuation arrangement upon 30 days notice at any time before an obligation to pay benefits arises by reason of the death of an Executive or Participating Employee. The Corporation and its Affiliates maintain life insurance for the purpose of funding these salary continuation obligations.

     The Supplemental Plans contain provisions which are intended to provide transitional security to the Executives designated in the plans (Messrs. Anderson, Ackmann and Motter) if such Executive's employment is terminated upon the occurrence of certain specified "Change in Control" events without the approval of the Board of Directors, but only if such events result in termination of such Executive's employment within two years after a Change in Control (including a voluntary termination of employment) or termination of such Executive's employment within 12 months prior to a Change of Control (including a voluntary termination of employment). A Change in Control event includes:
(a) the Corporation learns that a third party has acquired beneficial ownership of 25 percent or more of the voting power of the Corporation; (b) a tender offer is made to acquire 50 percent or more of the voting power of the Corporation; (c) less than 51 percent of the directors of the Corporation are persons who either were directors on the effective date of the Supplemental Plans (the "Effective Date") or individuals whose election or nomination for election as director was approved by a majority of the directors then in office who were directors on the Effective Date; (d) the shareholders approve an agreement either for the Corporation to be merged, consolidated or otherwise combined with, or for substantially all the assets or stock of the Corporation to be acquired by, a third party, and as a result of such event, the former shareholders of the Corporation would own less than a majority of the voting power of the surviving corporation or acquiring person; or (e) the shareholders shall approve any liquidation of substantially all of the assets of the Corporation or any distribution to security holders of 30 percent or more of the total value of such assets. The Supplemental Plans provide: (a) a lump sum payment to the Executive in an amount equal to three times the Executive's then annual base salary; (b) full vesting of his or her supplemental retirement benefit, payable at age 65, or on an actuarially-reduced basis at age 55; ( c) prior to eligibility for retirement or early retirement, a lump sum payment equal to the discounted value of the death benefits payable as if the Executive had died on the date of termination of his employment; and (d) continuation of coverage under all group, life, disability, accident and health insurance coverage in effect at the time of termination of employment, for not more than five years, or, if sooner, until the Executive obtains full-time employment, reaches age 65, or dies.

Retirement Plan

     All eligible employees of the Corporation and each of the Affiliates are covered by an Employees Retirement Plan. The retirement plan is a non-contributory, defined benefit pension plan which provides a normal retirement benefit based on each participant's years of service with each Affiliate and the participant's average monthly compensation, which is defined as the compensation received during any 60 consecutive months during the last 120 months prior to retirement, divided by 60, which produces the highest average. Benefits are equal to one percent of average monthly compensation up to the Social Security covered compensation level multiplied by the full years of credited service to normal retirement date, plus one and one-half percent of the amount of average monthly compensation in excess of such level, multiplied by the years of credited service to normal retirement date up to a maximum of 35 years. Normal retirement age is 65. Benefits under the retirement plan are not subject to any deduction for Social Security or other offset amounts. Directors are not entitled to benefits under the retirement plan unless they are also active employees of the Corporation or one of the Affiliates. The following table sets forth the estimated annual benefits payable to an employee retiring in 1995 under the retirement plan, reflecting applicable limitations under Federal tax laws:

                              Years of service at retirement
Average annual           --------------------------------------
base compensation           10        20        30        40
- -----------------         ------    ------    ------    ------

$ 80,000.........        $10,623   $21,246   $31,869   $41,181
 105,000.........         14,373    28,746    43,119    55,556
 130,000.........         18,123    36,246    54,369    69,931
 155,000.........         21,123    42,246    63,369    81,431
 180,000.........         21,123    42,246    63,369    81,431
 205,000.........         21,123    42,246    63,369    81,431
 230,000.........         21,123    42,246    63,369    81,431
 255,000.........         21,123    42,246    63,369    81,431
 280,000.........         21,123    42,246    63,369    81,431

As of December 31, 1995, Messrs. Anderson, Ackmann, Motter, Craig and Rummel have been credited with 11, 8, 36, 9, and 21 years of service, respectively, for purposes of the retirement plans.

     The approximate accrued benefits at age 65 (or retirement if later) based on years of credited service are for Messrs. Anderson ($19,700), Ackmann ($11,600), Motter ($60,500), Craig
($10,900), and Rummel ($24,700). Covered compensation is based on salary shown in column (c) of the summary compensation table.

     The approximate projected benefits at age 65 based on years of credited service to age 65 are for Messrs. Anderson ($61,100), Ackmann ($57,100), Motter ($77,300), Craig ($53,800), and Rummel
($61,700).

     Prior to their merger into the Employees Retirement Plan of the Corporation, the retirement plans of Laurel and Fayette were amended effective January 1, 1987 to contain the provisions described above, subject to the provision that an employee of either of those Banks who retires after 1986 will receive a benefit not less than the benefit that he or she would have received under the prior plans based upon the employee's compensation prior to 1987.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1995, John H. Anderson, Chairman and Chief Executive Officer of the Corporation, served as a member of the Executive Committee of the Board of Directors of the Corporation. The Executive Committee performs the duties and functions of a Compensation Committee.

           EXECUTIVE COMMITTEE REPORT ON COMPENSATION

     The Executive Committee of the Corporation performs the duties and functions of a Compensation Committee. The Executive Committee consists of nine members, eight of whom are disinterested, non-employee directors. John H. Anderson, Chairman and Chief Executive Officer of the Corporation, is a member of the Executive Committee. Mr. Anderson does not participate in any compensation decisions made by the Executive Committee.

     The Executive Committee determines the levels of compensation for the executive officers of the Corporation and administers the Corporation's Supplemental Plans. In addition, the Executive Committee reviews compensation levels for other members of management, evaluates the performance of management, considers management succession issues and other related matters. The Executive Committee reviews in detail with the entire Board of Directors all aspects of its compensation decisions for the executive officers of the Corporation.

     The compensation policy and practice of the Corporation, which has been implemented by the Executive Committee, is intended to provide compensation to the Corporation's executive officers at competitive levels in order to attract and retain qualified executive officers. Compensation of the Corporation's executive officers is determined based on individual performance and in comparison to selected bank holding companies considered to be comparable to the Corporation throughout Pennsylvania in terms of asset size. Executive compensation is not determined based on any specific measures of corporate performance, but rather, the Corporation's overall performance in terms of net income per share is a primary factor in arriving at aggregate executive compensation levels.

     Net income for the Corporation increased by 6 percent in the year ended December 31, 1995 as compared to the year ended December 31, 1994, and by 22 percent over the prior three (3) years. Salaries of the executive officers of the Corporation, less deferred compensation payments made to the executive officers, over the comparable three (3) year period increased by an average of 19 percent for each individual executive officer of the Corporation. Therefore, the Executive Committee believes that compensation of the Corporation's executive officers reflects the benefits received by the Corporation's shareholders.

     The Executive Committee undertakes a semi-annual review of the compensation levels for each of the executive officers of the Corporation, with an annual review of the compensation level for the Chief Executive Officer. Any salary adjustments made by the Committee become effective February 1 and August 1 of each fiscal year. The Executive Committee retains independent compensation consultants to assist it in these reviews. The consultants provide information concerning executive compensation in the Corporation's peer group and submit recommendations to the Executive Committee concerning salary ranges for the Corporation's executive officers.

     The Executive Committee considered the effectiveness of the Chief Executive Officer in seeking potential merger candidates and accomplishing expansion and growth for the Corporation. Mr. Anderson's salary for 1995 is below the mid-point of the range of salaries as compared to selected bank holding companies considered comparable to the Corporation throughout Pennsylvania in terms of asset size (based on the information provided by the Corporation's compensation consultants).

     The executive officers of the Corporation also participate in the Corporation's Supplemental Plans which are administered by the Executive Committee. The Supplemental Plans provide a salary continuation program for the executive officers and a non-qualified deferred compensation plan for the Chief Executive Officer, President and Vice Chairman.

                      EXECUTIVE COMMITTEE

          *John H. Anderson             Ethel J. Otrosina
           Martin L. Bearer             Robert G. Salathe, Jr.
           William B. Kania             Gerald W. Swatsworth
           L. Robert Kimball            W. A. Thomas
           Edward L. Mears

February 28, 1996

*Mr. Anderson is a non-participating member of the Executive
Committee as to compensation matters.



                    STOCK PRICE PERFORMANCE

     The following graph shows stock price performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                    TOTAL SHAREHOLDER RETURN


(GRAPH APPEARS HERE.)


                                             Peer Group
                              NASDAQ         (Middle
               BTFC           MARKET         Atlantic Banks
               ----           ------         --------------

     1990      100            100                 100
     1991      150            128                 133
     1992      216            130                 167
     1993      288            156                 207
     1994      268            163                 197
     1995      364            212                 299

The graph assumes $100 was invested on December 31, 1990 and that all dividends were reinvested. Data in the graph was compiled by Media General Financial Services.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Directors and officers of the Corporation, and certain business and non-profit organizations and individuals associated with them or with which they have been associated, have been customers of and have had normal banking transactions with the Banks from time to time prior to and during 1996. All such loans or extensions of credit have been made in the ordinary course of the Bank's business, on terms substantially equivalent, including interest rates and collateral, to those prevailing at the time for comparable transactions with other customers of the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                     PRINCIPAL SHAREHOLDERS

     To the knowledge of the management of the Corporation, no group or person (including the Trust Company) was the beneficial owner of more than 5 percent of the outstanding Common Stock of the Corporation as of the record date for the Annual Meeting. The directors and executive officers of the Corporation and affiliates collectively (27 persons) were the beneficial owners of a total of 241,187 shares of the Common Stock of the Corporation, or approximately 6.3 percent of the shares outstanding, as of February 16, 1996.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand as independent public accountants to audit the consolidated financial statements of the Corporation for the year ending December 31, 1996. Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                      1997 ANNUAL MEETING

     The next Annual Meeting of the Corporation's shareholders is scheduled to be held on May 13, 1997. In order to be included in the Corporation's Proxy Statement and form of Proxy relating to the 1997 Annual Meeting, any proposal which a shareholder intends to present for consideration at such meeting must be received by the Secretary of the Corporation no later than December 4, 1996.

     Any nomination by a shareholder for election as a director must conform to the requirements of Section 11.2 of the By-Laws of the Corporation, a copy of which Section will be furnished promptly without charge upon written or oral request to the Secretary of the Corporation at its principal office, 551 Main Street, Johnstown, Pennsylvania 15901, (814) 532-3801. Any such nomination for the 1997 Annual Meeting must be received in writing by the Secretary of the Corporation no later than March 21, 1997, or not later than ten days after the date on which notice of such Annual Meeting is sent to shareholders, whichever is later.

                         OTHER MATTERS

     The Board of Directors does not know of any business which will come before the Annual Meeting for action by the shareholders other than the matters specified in the accompanying Notice of the meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed in the enclosed Proxy card will vote in accordance with their discretion with respect to such matters.

PROXY CARD FOLLOWS:

                    BT FINANCIAL CORPORATION
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MAY 14, 1996

The undersigned hereby appoints William B. Kania, Gerald W. Swatsworth, and Rowland H. Tibbott, Jr. and each of them, with full power of substitution in each, as proxy or proxies to represent the undersigned and to vote all shares of Common Stock of BT FINANCIAL CORPORATION which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of the Corporation's shareholders to be held on May 14, 1996, and at any adjournments thereof, upon all matters coming before the meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such matters as may properly come before the meeting.

1.   ELECTION OF DIRECTORS (Four-year term).  Nominees: Martin L.
Bearer, L. Robert Kimball and Ethel J. Otrosina.

___ VOTE FOR all nominees; except authority to vote is withheld from the following individual nominees (if any):

     ____________________________________________________________

___  VOTE WITHHELD from all nominees.

              PLEASE DATE AND SIGN ON THE REVERSE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  (Continued from other side).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

                              Dated ________________________

                              ______________________________

                              ______________________________
                                  Signature(s)

                               Please sign EXACTLY as your
                              name appears hereon.  When signing
                              as executor, trustee, etc. or as
                              officer of a corporation, give full
                              title as such.  For joint accounts,
                              please obtain both signatures.

    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.